SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

FTI Consulting, Inc. (“FTI Consulting”) intends to use a presentation from time to time in its discussions with investors (the “Presentation”). The Presentation addresses FTI Consulting’s financial results for the first quarter ended March 31, 2013, operating data and past, present and future business drivers. A copy of the Presentation is furnished as Exhibit 99.1 and has been posted to the FTI Consulting website at www.fticonsulting.com.

The Presentation includes information regarding adjusted EBITDA, adjusted segment EBITDA and adjusted net income and adjusted earnings per share. FTI Consulting defines “Adjusted EBITDA” as net income before income tax provision, other income (expense), depreciation, amortization of intangible assets, goodwill impairment charge and special charges, “Adjusted Segment EBITDA” as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, goodwill impairment charge and special charges, and “Adjusted Net Income” and “Adjusted EPS” as net income and earnings per diluted share, respectively, excluding the net impact of any goodwill impairment charge, any special charges and any loss on early extinguishment of debt that were incurred in that period. Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted EPS and Adjusted Net Income are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Although Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted EPS and Adjusted Net Income are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), FTI Consulting believes that they can be useful operating performance measures for evaluating FTI Consulting’s results of operations as compared from period-to-period and as compared to its competitors. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in FTI Consulting’s Condensed Consolidated Statements of Comprehensive Income. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in FTI Consulting’s industry. FTI Consulting uses Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of its segments. Reconciliations of GAAP to Non-GAAP financial measures are included in the Presentation.

The Presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions as of the date such forward-looking statements were made and are subject to significant risks and uncertainties. FTI Consulting does not undertake any responsibility for the adequacy, accuracy or completeness, or to update any, of these statements in the future. Actual future performance and results could differ from that contained in or suggested by the forward-looking statements.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 May 2013 Investor Presentation of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: May 15, 2013	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	May 2013 Investor Presentation of FTI Consulting, Inc.

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